UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report March 1, 2017
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

 (707) 678-3041
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)  On January 29, 2017, David W. Schulze, retired from First Northern Community Bancorp's and First Northern Bank's Board of Directors.

(d)  On March 1, 2017 , President and Chief Executive Officer Louise A. Walker, announced the appointment of Mark C. Schulze to First Northern Community Bancorp's and First Northern Bank's Board of Directors.  Mr. Schulze will be a member of the Bank's Audit and Information Services Steering Committees.

ITEM 9.01  EXHIBITS

EXHIBIT 99.1   News Press Release dated March 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2017	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer/Chief Financial Officer

EXHIBIT INDEX

Exhibit	Document

99.1	News Press Release dated March 1, 2017

EXHIBIT 99.1

FIRST NORTHERN
COMMUNITY BANCORP

Est. 1910

FIRST NORTHERN BANK

PRESS RELEASE
FOR IMMEDIATE RELEASE

      Contact:                                                                          March 1, 2017
Kimberly A. DeBra
EVP/Corporate Communications
FIRST NORTHERN BANK
P.O. Box 547
Dixon, California
(707) 678-3041

Mark C. Schulze Appointed to the Board of
 First Northern Community Bancorp

Dixon, Calif.— Louise A. Walker, President and Chief Executive Officer of First Northern Bank and First Northern Community Bancorp has announced the appointment of Mark C. Schulze to both the Bank and Bancorp's Boards of Directors effective March 1, 2017. He will also serve on First Northern Bank's Audit Committee and Information Services Steering Committee. Mr. Schulze fills the Board seat left vacant by David Schulze, who retired on January 30, 2017 at First Northern's mandatory director retirement age. David Schulze served on the Company's Board for over 38 years.

Mark Schulze is a shareholder of First Northern Community Bancorp, and is a co-founder of the Clover Network, Inc.  Clover is a point-of-sale payment platform and is now a subsidiary of First Data Corporation, a global leader in commerce-enabling technology and solutions.   Mr. Schulze has been active in technology and financial services-related companies for over 20 years.  He is also an active investor and limited partner in a number of technology funds and serves as an advisor to companies within Orange's technology incubator (France Telecom), as well as to companies within the 500 Startups portfolio.

Mr. Schulze graduated from Bowdoin College in Brunswick, ME with a Bachelor of Arts in Government, and did graduate work at Johns Hopkins University in Baltimore, MD.  His experience with both private and public companies has provided him with extensive knowledge in the payment space, as well as with marketing and management.  Mr. Schulze is a resident of San Francisco.

The other 10 members of the Bank's Board of Directors include:  Lori J. Aldrete of Davis (Chairwoman), Foy McNaughton of Fairfield (Vice Chairman), Frank J. Andrews, Jr. of Fairfield, Patrick R. Brady of Roseville, John M. Carbahal of Winters, Gregory DuPratt of Dixon, Barbara A. Hayes of Sacramento, Richard M. Martinez of Woodland, Sean P. Quinn of Fairfield, and Louise A. Walker of Dixon.
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About First Northern Bank
As the Sacramento Region's local leader in small business lending and customer satisfaction, First Northern specializes in relationship banking. Experts are available in small business, commercial, real estate and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Non-FDIC insured Investment and Brokerage Services are available at every branch location, including Auburn, Davis, Dixon, Fairfield, Roseville, Sacramento, Vacaville, West Sacramento, Winters, and Woodland. The Bank has a full-service Trust Department in Sacramento and a commercial lending office in Walnut Creek. Mortgage loan officers and commercial loan officers are available by appointment in any of the Bank's 10 branches. The Bank is rated as a "Superior" 5-Star Bank by BauerFinancial Inc. (www.bauerfinancial.com), and can be found on the Web at www.thatsmybank.com, on Facebook and on LinkedIn.

Forward-Looking Statements
This press release may include certain "forward-looking statements" about First Northern Community Bancorp (the "Company"). These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company's most recent reports filed with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company's reports filed with the SEC and available at www.sec.gov.

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